UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant to Section
                      14(a) of the Securities Exchange Act of 1934
                                   (Amendment No. )

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          14a-6(e)(2))
      [X] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to ss. 240.14a-12

                                    R&B, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  Not Applicable
             -----------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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
R&B, Inc.
________________________________________

Notice of Annual Meeting of Shareholders
May 24, 2006
________________________________________

Dear Shareholder:

The Annual Meeting of Shareholders of R&B, Inc. (the "Company"), a Pennsylvania corporation, has been called and will be held at the law offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania 19103 on Wednesday, May 24, 2006 at 8:30 a.m., Eastern Daylight Savings Time, to consider and act upon the following matters:

I. Election of six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

II. To approve an amendment and restatement of the Company's Amended and Restated Articles of Incorporation to change its name to Dorman Products, Inc., as more fully described in the accompanying proxy statement.

III.      Any other business as may properly come before the Annual
          Meeting.

The Board of Directors has fixed the close of business on March 31, 2006, as the record date for determining the Shareholders of the Company entitled to notice of and to vote at such meeting and any adjournment thereof. If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

Whether or not you intend to be present at the Annual Meeting, please date, sign and mail the enclosed proxy card in the envelope provided. You are cordially invited to attend the Annual Meeting and your proxy will not be used if you are present and prefer to vote in person.

                       By Order of the Board of Directors

                       /Thomas J. Knoblauch/

                       THOMAS J. KNOBLAUCH
                       Vice President, General Counsel and
                       Assistant Secretary

Colmar, Pennsylvania
April 20, 2006

-------------------------------------------------------------------------------
           IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
                              AND PROMPTLY RETURNED.
-------------------------------------------------------------------------------

                                  R&B, Inc.
                          3400 East Walnut Street
                        Colmar, Pennsylvania 18915
                        ___________________________

                               Proxy Statement
                        ___________________________

         This Proxy Statement and accompanying proxy card are for the solicitation of proxies by the Board of Directors (the "Board") of R&B, Inc., a Pennsylvania corporation (the "Company"), for its use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, May 24, 2006 at 8:30 a.m., Eastern Daylight Savings Time, and any adjournments of the Annual Meeting. The Annual Meeting will be held at the law offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania 19103. This Proxy Statement and proxy card are being mailed to shareholders of the Company on or about April 20, 2005.

         At the Annual Meeting, the holders of record on March 31, 2006 (the "Shareholders") of the Company's Common Stock, par value $.01 (the "Common Stock"), will act upon the following matters:

I. Election of six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

II. To approve an amendment and restatement of the Company's Amended and Restated Articles of Incorporation to change its name to Dorman Products, Inc.

III. Any other business as may properly come before the Annual Meeting.

         All proxies which are validly completed, signed and returned to the Company prior to the Annual Meeting will be voted in the manner designated. Proxies may be revoked at any time prior to being voted at the Annual Meeting by written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person. If no instructions are given, the persons named in the proxy solicited by the Board intend to vote in favor of Proposals I and II herein. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote on these matters in accordance with their best judgment.

         The Board has fixed the close of business on March 31, 2006 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting and any adjournments of the Annual Meeting. As of the close of business on the Record Date, there were 17,743,318 shares of Common Stock, issued and outstanding, each of which is entitled to one vote. All share information set forth in this proxy statement has been adjusted to reflect the Company's two-for-one stock split in March 2005.

         The election of directors will be determined by a plurality vote and the six nominees receiving the most "for" votes will be elected. Approval of Proposals II and III will require the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining the votes for any nominee or whether any proposal has received the required shareholder vote.

                       Proposal I - Election of Directors

         The Bylaws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than two nor more than seven directors, which number shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors at six. Four of the members of the Board are independent as defined in the applicable listing standards of the NASDAQ Stock Market. Each of the six directors shall be elected at the Annual Meeting of Shareholders for a term that expires at the next annual shareholder's meeting. Each director shall hold office for the term for which he was elected and until his successor is selected and qualified. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board of Directors.

         All of the nominees are current directors of the Company and are nominated by the Board of Directors. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxy holders named in the enclosed proxy card may vote for a substitute nominee in their discretion.

         The following table sets forth certain information, as of the Record Date, as to each nominee for the office of director:

      Name             Age                  Position             Director Since
     -----             ---                  -------              --------------
Richard N. Berman       49     Chairman of the Board of Directors,
                               President and Chief Executive Officer     1978
Steven L. Berman        46     Executive Vice President,
                               Secretary-Treasurer, and Director         1978
George L. Bernstein     74     Director                                  1991
John F. Creamer, Jr.    75     Director                                  1995
Paul R. Lederer         66     Director                                  1998
Edgar W. Levin          73     Director                                  1991


         The following information about the Company's directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

         Richard N. Berman has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception in October 1978.

         Steven L. Berman has been Executive Vice President, Secretary-Treasurer and a Director of the Company since its inception.

         George L. Bernstein has served as a Director since 1991. Mr Bernstein has been President of GLB Consulting, a management consulting firm, since 2002. He was Chief Financial Officer of Howard Fischer Associates International, Inc., an executive search firm, from 1994 to 2002. Previously he was Chief Operating Officer of Dilworth, Paxson, Kalish & Kauffman, a law firm in Philadelphia, Pennsylvania that he joined in 1991.

         John F. Creamer, Jr. has served as a Director since 1995. Mr. Creamer is currently President of Distribution Marketing Services, Inc., a marketing consulting firm for the automotive aftermarket located in Phoenix, Arizona. He is a former director and former vice chairman of the Board of Directors of Echlin Corporation, an automotive parts company, and past president of the Automotive Warehouse Distributors Association (AWDA).

         Paul R. Lederer has served as a Director since 1998. Mr. Lederer is past Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles. Prior to joining Federal-Mogul, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O'Reilly Automotive, an automotive parts retailer, Proliance, Inc., an automotive parts company, and Maximus, Inc., a provider of program management and consultative services to state and local governments.

         Edgar W. Levin has served as a Director since 1991. Mr. Levin has been President of Ed Levin Associates, a management consulting firm since 1998. Prior thereto, from 1984 to 1988, he was Senior Vice President of Paramount Communications, Inc. (Gulf & Western, Inc.), a media and entertainment company.

         None of the above nominees, except for Richard and Steven Berman who are brothers, are related to any other nominee or to any executive officer of the Company.

Committees of the Board of Directors

         The Board has three standing committees: the Executive Committee, the Audit Committee and the Compensation and Nominating Committee.

         Executive Committee. The Executive Committee has general authority over the supervision and direction of the finances and business of the Company and has the power and authority of the Board in the management of the business and affairs of the Companybetween meetings of the Board. Currently, Richard N. Berman and Steven L. Berman serve on the Executive Committee.

         Audit Committee. The Audit Committee is responsible for reviewing reports of the Company's financial results, audits and internal controls. The Audit Committee selects the Company's independent registered public accounting firm, reviews such firm's procedures for ensuring their independence with respect to the services performed for the Company and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.rbinc.com.

         Currently, George L. Bernstein (Chairman), John F. Creamer, Jr., Paul
R. Lederer and Edgar W. Levin serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board of Directors, is independent as defined under the applicable listing standards of the NASDAQ Stock Market. The Board has determined that Mr. Bernstein qualifies as an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

         Compensation and Nominating Committee. The Compensation and Nominating Committee is responsible for annually reviewing, approving and recommending to the Board of Directors for its approval, the compensation of the Chairman and Chief Executive Officer and the next four highest paid officers of the Company. The Compensation and Nominating Committee also approves participation in and all awards, grants and related actions under the R&B Incentive Stock Plan, the Employee Stock Purchase Plan and the 401(k) Retirement Plan. The Compensation and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the Annual Meeting. The responsibilities of the Compensation and Nominating Committee are further described in the Compensation and Nominating Committee Charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.rbinc.com.

         Currently, George L. Bernstein, John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin (Chairman) serve on the Compensation and Nominating Committee. Each member of the Compensation and Nominating Committee, in the opinion of the Board of Directors, is independent as defined under the applicable listing standards of the NASDAQ Stock Market.

         The information on the website listed above and elsewhere in this Proxy Statement, is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this document. This website is and is only intended to be an inactive textual reference.

Director Nomination Process

         The Compensation and Nominating Committee is responsible for, among other matters, annually presenting to the Board of Directors a list of individuals recommended for nomination for election as directors at the annual meeting of shareholders. The Compensation and Nominating Committee assists the Board of Directors in identifying, interviewing and recruiting candidates as necessary for the Board of Directors. The Compensation and Nominating Committee also has the authority as it deems appropriate to retain a search firm to identify and evaluate director candidates.

         The Compensation and Nominating Committee does not currently have a formal policy with regard to the consideration of director candidates recommended by shareholders due to the Company's common stock not having been widely-held and the lack of recommendation of director candidates by shareholders in the past. The Compensation and Nominating Committee intends to adopt a formal policy regarding consideration of director candidates recommended by shareholders by the end of fiscal 2006.

         Before recommending a director, the Compensation and Nominating Committee reviews his or her qualifications as described below. In the case of an incumbent director, the Compensation and Nominating Committee also reviews the director's service to the Company during the past term, including the number of Board and committee meetings attended, quality of participation and whether the candidate continues to meet the qualifications for a director as described below. After completing this evaluation the Compensation and Nominating Committee makes a formal recommendation to the full Board of Directors as to election or re-election of the candidate.

         Director Candidates Nominated by Shareholders

         Under the Company's bylaws, shareholders entitled to vote in the election of directors generally on the record date and on the date of the meeting at which directors are to be elected may nominate one or more persons for election as a director by personally delivering or mailing a letter addressed to the Company's President at 3400 East Walnut Street, Colmar, Pennsylvania 18915. Such letter must be received by the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date for the meeting is given to the shareholders, the letter must be received not later than the close of business on the tenth day following the day on which such notice or public disclosure was made.

         The following information must be included in the letter:

            * Name and address of shareholder intending to make the nomination and of the person or persons to be nominated;

            * A representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

            * The address and principal occupation for the past five years of each nominee; and

            * The written consent of each nominee to serve as a director of the Company if so elected.

         A nomination specified in the letter may be presented at the meeting only by the shareholder who gave such letter, in person or by proxy. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

         Director Qualifications

         In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. In addition, director qualifications include, among other factors, capability, availability to serve, conflicts of interest and moral character. Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Company's financial statements.

Meetings of the Board of Directors

         During the fiscal year ended December 31, 2005, the Board of Directors held five meetings. The Executive Committee did not hold any meetings, the Audit Committee held four meetings and the Compensation and Nominating Committee held one meeting during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, each director attended at least 75% of the meetings of the Board and Committees of which they were a member.

Director Independence

         The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the NASDAQ Stock Market:
George L. Bernstein,  John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin.

Attendance at Annual Meeting of Shareholders

         It is the policy of the Board of Directors that, absent sufficient cause, all of the Company's directors attend the Company's Annual Meeting of Shareholders. All of the Company's directors attended last year's Annual Meeting of Shareholders.

Communication with the Board of Directors

         Shareholders may communicate with the Board of Directors or any individual director by sending a letter addressed to the Board of Directors or the individual director c/o the Company at 3400 East Walnut Street, Colmar, Pennsylvania 18915. All shareholder communications will be delivered to the director to whom such correspondence is addressed.

Director Compensation

         Each of the non-employee directors of the Company receives an annual retainer of $26,000 plus $1,500 for each Board of Directors meeting attended and $1,000 for each Committee meeting attended. The Chairman of the Audit Committee receives an additional $1,350 for each Audit Committee meeting attended. The Chairman of the Compensation and Nominating Committee receives an additional $500 for each Compensation and Nominating Committee meeting attended. Directors are also eligible for participation in the Company's Incentive Stock Plan.

        The Board Recommends a Vote "For" the Election of the Directors.


Proposal II - Approval of the Proposal to Amend and Restate the Amended and
              Restated Articles of Incorporation to change the Company's name to Dorman Products, Inc.

         Subject to Shareholder approval at the Annual Meeting, the Board of Directors adopted an amendment, referred to as the amendment in this proxy statement, to the Company's Amended and Restated Articles of Incorporation to change its name to Dorman Products, Inc. The Board of Directors approved the amendment and restatement of the Amended and Restated Articles of Incorporation to change the name of the Company to Dorman Products, Inc. The complete text of the proposed Amended and Restated Articles of Incorporation is included as Appendix A to this proxy statement. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted in favor of approving this Proposal II.

         If Proposal II is approved by the Shareholders at the Annual Meeting, the name of the Company will be changed to Dorman Products, Inc. The Board of Directors believes it is in the Company's and the Shareholders' best interest to change the name of the Company to Dorman Products, Inc. In November 2005, the Company launched its DORMAN(R) NEW SINCE 1918(TM) marketing campaign and repositioned its brands under a single corporate umbrella - DORMAN.
The Company's products are now sold under one of the sevenDORMAN sub-brands.
The change from the Company's current name (R&B, Inc.) toDorman Products, Inc. will present a sharper image of the Company and strengthen its corporate identity by connecting it directly to the Company's strongest brand.

         If Proposal II is approved by the Shareholders at the Annual Meeting,
Article I of the Amended and Restated Articles of Incorporation will be revised to read as follows:

                                    ARTICLE I

              The name of the Corporation is Dorman Products, Inc.

         The effective date of the amendment and restatement of the Articles of Incorporation will be the date on which the Amended and Restated Articles of Incorporation are filed with the Department of State of the Commonwealth of Pennsylvania following approval of the Shareholders, which date will be selected by the Board of Directors. If, at any time prior to the effective date of the amendment and restatement, the Board of Directors, in its sole discretion, determines that the amendment and restatement of the Amended and Restated Articles of Incorporation is no longer in the best interest of the Company and its shareholders, the amendment and restatement of the Amended and Restated Articles of Incorporation may be abandoned without any further action by the shareholders.

         The Company's common stock is currently listed for quotation on the NASDAQ National Market under the symbol "RBIN." In anticipation of the name change, the Company has reserved the symbol "DORM" with the NASDAQ National Market. If Proposal II is approved by the Shareholders, following the effective date of the amendment and restatement of the Company's Amended and Restated Articles of Incorporation, the Company's common stock will be listed for quotation on the NASDAQ National Market under the new symbol "DORM."

         Shareholders are not required to have new stock certificates issued reflecting the name change. New stock certificates will be issued to Shareholders when old stock certificates are returned to the Company's transfer agent in connection with a transfer of shares or if requested by the Shareholder. Please do not send any stock certificates to the Company with your proxy card.

The Board Recommends a Vote "For" the Approval of the Proposal to Amend and Restate the Amended and Restated Articles of Incorporation to change the Company's name to Dorman Products, Inc.

                             Executive Compensation

         The following table sets forth certain information regarding the annual and long-term compensation earned during the fiscal years ended December 31, 2005, December 25, 2004, and December 27, 2003, by the Chief Executive Officer and the four most highly compensated executive officers (or the "named executive officers") of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 2005.

                           Summary Compensation Table

                                                                                                 Long Term
                                                     Annual Compensation*                       Compensation
                                             __________________________________      ______________________________
                                                                                     Securities
                                                                                     Underlying          All Other
Name and Principal Position                  FiscalYear    Salary       Bonus        Options (1)       Compensation
---------------------------                  ---------     ------       ------       ----------        ------------

Richard N. Berman.......................       2005     $ 465,000    $  75,000 (2)           -         $ 8,400 (3)
   Chairman of the Board,                      2004       428,480       345,242              -           8,000
   President and Chief Executive Officer       2003       416,000       332,800              -           8,000

Steven L. Berman........................       2005     $ 465,000    $  75,000 (2)           -         $ 8,400 (3)
   Executive Vice President,                   2004       428,480       345,242              -           8,000
   Secretary-Treasurer and Director            2003       416,000       332,800              -           8,000

Mathias J. Barton.......................       2005     $ 257,345    $        -         20,000         $ 8,400 ((3))
   Senior Vice President,                      2004       245,091       153,592              -           8,000
   Chief Financial Officer                     2003       237,952       200,000         45,000           8,000

Joseph M. Beretta.......................       2005     $ 255,150    $        -         20,000         $ 6,300 (3)
   Senior Vice President, Product  (4)         2004       243,000       153,592        100,000               -

Donald J. Barry.........................       2005     $ 117,692    $        -         50,000         $50,671 (6)
   Senior Vice President, of
   Sales and Trade Marketing (5)
----------------------------------------

* As part of the named executive officers' annual compensation, the Company provides certain perquisites and other personal benefits, including an annual automobile allowance, which are not included in the table since the total to each of the individuals named above did not exceed the lesser of $50,000 or 10% of their respective cash compensation.
(1)  Adjusted to reflect the two-for-one stock split in March 2005.
(2) In fiscal 2005, each of Richard N. Berman and Steven L. Berman earned a discretionary bonus pursuant to the Executive Bonus Plan in the amount of $75,000. Each of Richard N. Berman and Steven L. Berman opted to delay receipt of the bonus payment until the first quarter of fiscal 2007. The executive officers must be employed on the scheduled date of payment to receive their bonus.
(3) Includes the estimated contribution to the Company's 401(k) Plan on behalf of each of the named executives.
(4)  Mr. Beretta joined the Company in January 2004.
(5)  Mr. Barry joined the Company in July 2005.
(6) Reflects amounts paid by the Company as reimbursement for Mr. Barry's relocation expense.

              Option Grants in Fiscal Year Ended December 31, 2005

         The following table contains information regarding stock options granted in the fiscal year ended December 31, 2005 to the executive officers named in the Summary Compensation Table. The table has been adjusted to reflect the Company's two-for-one stock split in March 2005. The exercise price per share of each option was equal to the fair market value of the Common Stock at the grant date.

                                                Individual Grants

                                                  % of Total                                   Value at Assumed
                                                    Options                                   Annual Rates of Stock
                                  Number of       Granted to                                   Price Appreciation
                                 Securities      Employees in                                  for Option Term (1)
                                 Underlying       Fiscal Year      Exercise                   ---------------------
                                   Options      Ended December      Price       Expiration
Name                             Granted (#)       31, 2005       ($/Share)        Date          5%         10%
-----------------------------   -----------     -------------     --------      ----------     -----      -------

Richard N. Berman............         -                -              -            -             -           -
Steven L. Berman.............         -                -              -            -             -           -
Mathias J. Barton............      20,000 (2)        13.0%         $12.48      01/03/2015     $156,972    $397,798
Donald J. Barry..............      50,000 (3)        32.0%         $11.10      09/01/2015     $349,037    $884,527
Joseph M. Beretta............      20,000 (2)        13.0%         $12.48      01/03/2015     $156,972    $397,798
-----------------------------

(1) These amounts represent the potential realizable value based on assumed annualized rates of appreciation for the market value of the Company's stock of 5% and 10% from the date of grant until the end of the option period. The rules of the Securities and Exchange Commission mandate the 5% and 10% assumed rates of appreciation. They are not intended to forecast possible future appreciation in the Company's stock and any actual gains on exercise of options are dependent on the future performance of the Company's stock.
(2) These options vest in five equal annual installments beginning on January 3, 2006.
(3) These options vest in three equal annual installments beginning on September 1, 2008.

Aggregated Option Exercises in 2005 and Year-End Option Values

         The following table shows information with respect to the exercise of stock options during 2005 by each of the named executive officers and the value of the unexercised options on December 31, 2005. The table has been adjusted to reflect the Company's two-for-one stock split in March 2005.

                                Shares
                               Acquired                   Number of Securities            Value of Unexercised
                                 on          Value         Underlying Unexercised         In-the-Money Options at
Name                           Exercise    Realized    Options at Fiscal Year-End         Fiscal Year-End (1)
--------------------------    ---------    --------    --------------------------         ----------------------
                                                      Exercisable    Unexercisable    Exercisable    Unexercisable
                                                      -----------    -------------    -----------    -------------

Richard N. Berman..........        -           -              -               -                -               -
Steven L. Berman...........        -           -              -               -                -               -
Mathias J. Barton..........        -           -         93,000          47,000      $   677,700      $  118,800
Donald J. Barry............        -           -              -          50,000                -               -
Joseph M. Beretta..........        -           -              -         120,000                -         147,000
----------------------------

(1) The "Value of Unexercised In-the-Money Options at Year-End" is equal to the difference between the option exercise price and the Common Stock's December 31, 2005 closing price of $9.48 per share as reported on the NASDAQ National Market System.

Incentive Stock Plan

         The Board of Directors has adopted, and the Company's shareholders have approved, an Incentive Stock Plan (the "Plan"), the purpose of which is to recognize the contributions made to the Company by its employees, consultants, advisors and members of its Board of Directors, to provide these individuals with additional incentives to devote themselves to the Company's future success and to improve the Company's ability to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend.

         The Plan is administered by the Board of Directors, or by a committee designated by the Board of Directors. The aggregate maximum number of shares of Common Stock available for awards under the Plan is 2,345,000 shares (subject to adjustments to reflect changes in the Company's capitalization). Awards under the Plan may be made to all employees, consultants, advisors and directors of the Company, although no director may receive awards for more than 10% of the shares reserved for issuance under the Plan.

         Options granted under the Plan may be either incentive stock options ("ISOs") or non-incentive stock options ("NSOs") (together, the "Options"). ISOs are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless the Option is specifically designated at the time of grant as an ISO, Options under the Plan will be NSOs.

         The exercise price of the ISOs will be at least 100% of the fair market value of the shares of Common Stock on the date the Option is granted, or, at least 110% of the fair market value of the shares of Common stock on the date the Option is granted if the recipient owns, directly or by attribution under
Section 425(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The option price for NSO will be set at the discretion of the Board of Directors, and may be less than, greater than or equal to the fair market value of a share on the date of the grant. The maximum term of an Option granted under the Plan shall not exceed
(i) ten years from the date of grant, or (ii) in the case of an ISO, five years from the date of grant if the recipient on the date of grant owns, directly or by attribution under Section 425(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary.

         As of December 31, 2005, there were options to purchase 995,216 shares of Common Stock outstanding under the Plan. Shares available for future grants under the Plan amounted to 296,511 shares as of December 31, 2005.

Executive Bonus Plan

         The Compensation and Nominating Committee has established the Executive Bonus Plan (the "Bonus Plan"). As of December 31, 2005, the executive officers named in the Summary Compensation Table and one other executive officer were eligible to participate in the Bonus Plan. The Bonus Plan has three components:
(i) an annual bonus, (ii) a three-year compounded growth bonus, and (iii) a discretionary bonus. The annual bonus and the three-year compounded growth bonus are each based on the Company's growth in pre-tax income (but including amounts paid under the Bonus Plan) subject to adjustment as described in the Bonus Plan.

         The amount of the annual bonus is equal to the executive officer's eligible bonus amount, as set forth in the Bonus Plan, multiplied by two times the percentage annual growth in the Company's pre-tax income. The eligible bonus amount for each of Richard N. Berman and Steven L. Berman is $520,000. The eligible bonus amount for each of the other four participating executive officers is $280,000. Amounts earned as annual bonuses for the named executive officers are included in the Summary Compensation Table under the column heading "Annual Compensation - Bonus." During the fiscal year ended December 31, 2005, none of the named executive officers received an award pursuant to the annual bonus component of the Bonus Plan because there was no percentage annual growth in the Company's pre-tax income.

         The three-year compounded growth bonus component is based on the Company's growth in pre-tax income over a three-year performance cycle. The Bonus Plan provides for three three-year performance cycles: fiscal 2004 through fiscal 2006, fiscal 2005 through fiscal 2007 and fiscal 2006 through 2008. After the completion of a three-year cycle, the participating officers will each receive a bonus payment of $50,000 if the Company's compounded three-year growth in pre-tax income is between 5.0% and 10.0%, a payment of $100,000 if the pre-tax income increase is between 10.0% and 15.0% and a payment of $150,000 if the pre-tax income increase is greater than 15%. No compounded growth bonus will be paid if the compounded three-year growth in pre-tax income is below 5.0%. Awards pursuant to the three-year compounded growth component of the Bonus Plan will commence beginning with the fiscal year ending December 30, 2006.

         Fifty percent of an executive officer's earned bonus pursuant to the annual bonus component, the three-year compounded growth component and the discretionary bonus component will be paid in the first quarter of the year following the year in which the bonus was earned; the remaining fifty percent is paid in four equal quarterly installments 180, 270, 360 and 450 days after the fiscal year end. The executive officer must be employed on the scheduled date of payment to receive that portion of the bonus.

         In addition, the Compensation and Nominating Committee has the authority to award discretionary bonuses pursuant to the Bonus Plan to executive officers based upon the executive officer's contribution, responsibility and performance during the year. Amounts earned as discretionary bonuses by the named executive officers are included in the Summary Compensation Table under the column heading "Annual Compensation - Bonus."

Employee Stock Purchase Plan

         The Board of Directors has adopted, and the Company's shareholders have approved, the 1992 Employee Stock Purchase Plan (the "1992 Plan") the purpose of which is to advance the interests of the Company, its shareholders and employees by encouraging its employees to acquire a vested interest in the growth and earnings of the Company.

         Under the 1992 Plan, a committee appointed by the Board consisting initially of a minimum of two and a maximum of seven members of the Board will administer the 1992 Plan (the "Committee"). The aggregate maximum number of shares of Common Stock available for grants under the 1992 Plan is 600,000 shares, (with suitable adjustments to reflect changes in the Company's capitalization). As of December, 31, 2005, optionees had exercised rights to purchase 709 shares at prices ranging from $9.42 to $11.48 for total net proceeds of $7,000. Grants under the 1992 Plan may be made to all employees of the Company, although no employee may receive such a grant if immediately after the grant he would own more than 5% of the Company's Common Stock or which, at the date the option is granted, would permit such person's rights to purchase stock under the 1992 Plan and all other employee stock purchase or option plans of the Company, or its parent or subsidiaries, if any, to accrue at a rate exceeding $25,000 of the fair market value of such stock (determined at the time such option is granted) for each year such option is outstanding.

         If the Committee decides to issue options pursuant to the 1992 Plan, options must be granted to all employees of the Company who have been employed for at least 90 days, other than those employees whose customary employment is 20 hours or less per week and those employees whose customary employment is for not more than five months in any calendar year. All options will expire on the last day of the fiscal year during which the option was granted. The option price will equal 85% of the fair market value of the shares on the date of exercise.

         The 1992 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, an employee who is granted an option under the 1992 Plan will not realize income at either the time of grant of the option, or upon exercise of the option. If an employee disposes of shares acquired upon exercise of an option after two years from the date of grant of such option and after one year from the date of exercise of such option, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of
(i) the excess of the fair market value of such shares at the time of disposition over the exercise price or (ii) the excess of the fair market value of such shares at the time the option was granted over the exercise price. The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be long-term capital gain or loss. In such event, the Company (or the subsidiary by which the employee is employed) will not be entitled to any deduction from income.

         If any employee disposes of the shares purchased under the 1992 Plan within such two year and one year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the exercise price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includible in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two year or one year period, the Company (or the subsidiary by which the employee is employed) will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation as a result of such disposition.

         The Board of Directors may modify or amend the 1992 Plan in any way which will not destroy the status of the 1992 Plan as a qualified employee stock purchase plan as defined in Section 423 of the Code, but no such amendment or modification may affect options granted under the 1992 Plan prior to the date of such amendment or modification.

401(k) Retirement Plan

         On January 1, 1992, the Company adopted the amended and restated R&B, Inc. 401(k) Retirement Plan and Trust (the "401(k) Plan"), a defined contribution discretionary profit-sharing plan. The 401(k) Plan is administered by a third-party administrator and is available to all employees once they have met certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to his account. There are two types of contributions to the 401(k) Plan: (1) an employee can make a voluntary contribution of the employee's compensation which is deducted by the Company from the employees normal compensation (legal limitations may restrict the maximum voluntary contribution by an employee in any given year); and (2) the Company may make discretionary contributions, in cash, common stock or a combination thereof, which is allocated among the participants based on the employee's annual compensation compared to the total annual compensation of all eligible employees.

         Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for the Company's contributions, but not for the employee's voluntary contributions. The vesting schedule provides for twenty percent vesting each year after one year of service, with one hundred percent vesting at six years or more.

         For the fiscal year ended December 31, 2005, the Company contributed an amount equal to four percent of each eligible employee's annual compensation (with certain limitations to highly compensated employees). The Company's contribution was funded entirely in cash.

       Compensation and Nominating Committee Report on Executive Compensation

         This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

General

         The Compensation and Nominating Committee is composed of four non-management directors, Edgar W. Levin (Chairman), George L. Bernstein, John
F. Creamer and Paul R. Lederer. In the opinion of the Board, each are independent as defined under the standards of NASDAQ. The committee is responsible for, among other matters, setting and administering executive officer salaries, bonuses, incentive compensation plans and other employee benefits. The Committee ensures that the compensation policies and practices support the successful recruitment, development and retention of executive talent. The Committee typically meets once per fiscal year.

Policy

         The Company's compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns which insure positive short and long-term business performance and continual growth in shareholder value. The Board of Directors believes that the Company's overall compensation program must be competitive in order to attract and retain the qualified individuals necessary to manage the Company and address the significant challenges facing the Company and the industry.

Base Salary

         The Committee establishes base salaries annually upon recommendation of the Chief Executive Officer taking into consideration independent compensation studies prepared periodically on behalf of the Committee. The Committee desires that overall compensation reflect the performance of each individual executive over time. Base salaries are set at levels subjectively determined by the Committee to adequately reward and retain capable executives, including the Chief Executive Officer, without targeting any specific quartile of the compensation survey data for total compensation or any component of total compensation. The Committee considers the executive's individual performance, the importance of and skills required in a particular executive position, and the executive's total amount of experience in establishing base salary.

Bonus Compensation

         Bonus compensation is paid annually to executive officers dependent upon the Company's financial performance pursuant to the Executive Bonus Plan. In addition, the Compensation and Nominating Committee has the authority under the Executive Bonus Plan to award discretionary bonuses to executive officers. Discretionary bonuses are based upon the executive officer's contribution, responsibility and performance during the year. The Committee considers, among other things, the evaluation of the Chief Executive Officer with regard to the contribution, responsibility and performance of the executive officer in question and his views on the appropriate compensation level of such executive officer.

Long-Term Incentives

         Long-term incentives offered by the Company are based on incentive stock options. Incentive stock options are awarded to the Chief Executive Officer and the other executive officers by the Committee based upon the recommendation of the Chief Executive Officer, taking into consideration the responsibility of each executive officer, the financial performance of the Company and such other factors as it deems appropriate, consistent with the Company's compensation policies. However, the Committee has not established specific target awards governing the receipt, timing or size of option grants. Thus, determinations with respect to the granting of stock options are subjective in nature.

Policy with Respect to Section 162(m) of the Internal Revenue Code

         Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder, denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a calendar year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. Where appropriate, the Committee has taken action to reduce the impact of this provision. For example, the Committee intends that the Company's Incentive Stock Plan qualify for the performance-based exclusion.

Chief Executive Officer Compensation

         The compensation of Richard N. Berman, Chairman of the Board, Chief Executive Officer and President of the Company, is determined as set forth above. Mr. Berman received a base salary of $465,000 in 2005. The Committee granted Mr. Berman a bonus for 2005 of $75,000 payable in the first quarter of 2007. For 2006, Mr. Berman will receive a base salary of $485,000.

Conclusion

         The Committee is satisfied that the short-term and long-term compensation paid to the executive officers of the Company create alignment with the Company's strategic objectives and ensure that payouts are driven by Company performance and employee contribution to the Company.

         The foregoing report has been furnished by:

                  Edgar W. Levin, Chairman
                  George L. Bernstein
                  John F. Creamer
                  Paul R. Lederer

Compensation Committee Interlocks and Insider Participation

         The Compensation and Nominating Committee consisted of George L. Bernstein, John F. Creamer, Jr., Paul R. Lederer and Edgar W. Levin in the fiscal year ended December 31, 2005. No person who served as a member of the Compensation and Nominating Committee during the fiscal year ended December 31, 2005 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee "interlocks" during this period, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

         The Company has entered into a noncancelable operating lease for its primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership of which Richard N. Berman, Steven L. Berman, their father, Jordan S. Berman, and their brothers, Marc H. Berman and Fred B. Berman, are limited partners. Richard J. Berman and Steven L. Berman are the controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc. Under the lease, the Company paid rent of $3.75 per square foot ($1.3 million per year) in 2005. The rents payable on the Pennsylvania property are adjusted on January 1 of each year to reflect annual changes in the Consumer Price Index for All Urban Consumers - U.S. City Average, All Items. The lease is a "net" lease, under which the Company is responsible for all expenses attributable to the leased property (including maintenance and repair) and for the conduct of its operations in compliance with all applicable laws and regulations. In 2002, the lease was extended and will expire on December 31, 2007. In the opinion of management, the terms of this lease are no less favorable than those which could have been obtained from an unaffiliated party.

Report of Audit Committee

         In February 2006, the Audit Committee met with management to review and discuss the audited financial statements for the year ended December 31, 2005. The Audit Committee also conducted discussions with its independent registered public accounting firm, KPMG LLP ("KPMG"), regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and a confirming letter from KPMG regarding its independence and has discussed with KPMG its independence. The Audit Committee also considered the non-audit services provided by KPMG set forth below in their review of KPMG's independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

         This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

         The foregoing report has been furnished by:

                  George L. Bernstein, Chairman
                  John F. Creamer, Jr.
                  Paul R. Lederer
                  Edgar W. Levin

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2006 by (i) each director and nominee for director, (ii) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock, (iii) each executive officer named in the Summary Compensation Table contained in this proxy statement, and (iv) all directors, director nominees and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares. The business address of the directors, director nominees and executive officers of the Company is that of the Company.

                                                          Shares Beneficially
                                                                Owned (1)
                                                        -----------------------
                Name of Beneficial Owner                Number          Percent
---------------------------------------------------    -------         --------
Steven L. Berman (2)................................. 2,665,236 (3)(4)    15.0%
Richard N. Berman (2)................................ 2,482,685 (3)(5)     14.0
Jordan S. Berman (2) ................................ 1,423,656 (3)(6)      8.0
T. Rowe Price Associates, Inc., and
     T. Rowe Price Small-Cap Value Fund, Inc......... 1,081,000 (7)         6.1
Bank of America Corporation,
     NB Holdings Corporation,
     Bank of America, NA,
     Columbia Management Group, LLC, and
     Columbia Management Advisors, LLC............... 1,112,227 (8)         6.3
Royce & Associates, LLC.............................. 1,050,333 (9)         5.9
Dimensional Fund Advisors, Inc.......................   969,579(10)         5.5
Mathias J. Barton....................................   167,880(11)           *
Edgar W. Levin.......................................    66,000               *
George L. Bernstein..................................    58,000               *
Paul R. Lederer......................................    60,000(12)           *
John F. Creamer, Jr..................................    54,600(13)           *
Joseph M. Beretta......................................   4,000               *
Donald J. Barry ....................................        170               *
Executive officers and
    directors as a group (11 persons)................ 5,629,562(14)       31.7%
----------------------------
* Denotes less than 1%.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission (the "SEC") and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of March 31, 2006. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number. Share numbers in the table may, as indicated in the appropriate notes, include shares held for the person's account in the Company's 401(k) Plan. The number of shares held in the 401(k) Plan is based on a 401(k) Plan statement dated March 31, 2006.

(2) Pursuant to the Amended and Restated Shareholders' Agreement, dated as of August 1, 2004 (the "Shareholders' Agreement"), among Richard N. Berman, Steven L. Berman, their father Jordan S. Berman, their brothers Marc H. Berman and Fred B. Berman, their mother Deanna Berman and the additional shareholders named therein, except as otherwise provided in the Shareholders' Agreement with respect to Jordan S. Berman and Deanna Berman, each shareholder has granted the others rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising shareholders may agree, to purchase shares of Common Stock of the Company which any of them, or upon their deaths their respective estates, proposes to sell to third parties. The Company has agreed with these shareholders that, upon their deaths, to the extent that any of their shares are not purchased by any of these surviving shareholders and may not be sold without registration under the Securities Act of 1933, as amended (the "1933 Act"), the Company will use its best efforts to cause those shares to be registered under the 1933 Act. The expenses of any such registration will be borne by the estate of the deceased shareholder. The additional shareholders party to the Shareholders' Agreement are trusts for which either Richard N. Berman, Steven L. Berman, Marc H. Berman or Fred B. Berman act as trustee for the benefit of their own children.

(3) Steven L. Berman, Richard N. Berman and Jordan S. Berman share with each other voting and dispositive power with respect to the following shares of Common Stock: (i) 161,800 shares held by BREP I, a Pennsylvania limited partnership ("BREP I"); and (ii) 190,200 shares held by BREP III, a Pennsylvania limited partnership ("BREP III," and together with BREP I, the "Partnerships"). The general partner of each of the Partnerships is BREP, Inc., a Pennsylvania corporation. Steven L. Berman and Richard N. Berman are each a limited partner of each of the Partnerships and a controlling shareholder of BREP, Inc. Jordan S. Berman is the President, a director and a shareholder of BREP, Inc.

(4) Includes: (i) 2,100,558 shares held directly; (ii) 88,000 shares held by the Steven L. Berman 2005 GRAT (the "Steven L. Berman GRAT"); (iii) 74,586 shares held by The Steven L. Berman 2004 Charitable Remainder Trust (the "Steven L. Berman CRUT"); and (iv) 33,600 shares held by three different trusts, each dated October 27, 2003, for the benefit of Steven L. Berman's children (together, the "Steven L. Berman Trusts"). Steven L. Berman is the trustee for each of the Steven L. Berman GRAT, the Steven L. Berman CRUT and the Steven L. Berman Trusts, in which capacity he has the sole power to vote and dispose of the shares held. Steven L. Berman has the right to direct the trustee of the Company's 401(k) Plan as to the voting of 16,492 shares of Common Stock held for his account in the 401(k) Plan; he does not have dispositive power over these shares. Excludes 4,723,908 shares that may be deemed beneficially owned by the shareholders party to the Shareholders' Agreement (as defined in note (2) above) other than Steven L. Berman, as to all of which shares he disclaims beneficial ownership.

(5) Includes: (i) 1,882,878 shares held directly; (ii) 88,000 shares held by the Richard N. Berman 2005 GRAT (the "Richard N. Berman GRAT"); (iii) 74,586 shares held by The Richard N. Berman 2004 Charitable Remainder Trust (the "Richard N. Berman CRUT"); (iv) 67,200 shares held by six different trusts, each dated October 27, 2003, for the benefit of each of Richard N. Berman's children (together, the "Richard N. Berman Trusts"); and (v) 1,400 shares held in custody for his child. Richard N. Berman is the trustee for each of the Richard N. Berman GRAT, the Richard N. Berman CRUT and the Richard N. Berman Trusts, in which capacity he has the sole power to vote and dispose of the shares held. Richard N. Berman has the right to direct the trustee of the Company's 401(k) Plan as to the voting of 16,492 shares of Common Stock held for his account in the 401(k) Plan; he does not have dispositive power over these shares. Excludes 4,906,459 shares that may be deemed beneficially owned by the shareholders party to the Shareholders' Agreement (as defined in note (2) above) other than Richard N. Berman, as to all of which shares he disclaims beneficial ownership.

(6) Includes 299,200 shares owned by Jordan S. Berman's spouse, Deanna Berman, as to all of which shares he disclaims beneficial ownership. Jordan S. Berman may be deemed to have sole voting and dispositive power over the 299,200 shares owned by his spouse. The above amount excludes the following shares, as to all of which shares Jordan S. Berman disclaims beneficial ownership: (i) 76,600 shares held by The Jordan and Deanna Berman Family Charitable Foundation, for which Jordan S. Berman serves as a trustee; and
     (ii) 5,962,083 shares that may be deemed beneficially owned by the shareholders party to the Shareholders' Agreement (as defined in note (2) above) other than Jordan S. Berman. The address of Jordan S. Berman is c/o R & B, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915.

(7)  Based solely on a Schedule 13G/A filed with the SEC on February 14, 2006 by
     T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. ("Price Small-Cap" and together with Price Associates, "T. Rowe Price"). The filing indicates that, as of December 31, 2005, (i) Price Associates had sole voting power with respect to 162,300 shares, shared voting power over no shares, sole dispositive power over 1,081,000 shares and shared dispositive power over no shares, and (ii) Price Small-Cap had sole voting power over 918,700 shares and did not have shared voting power, sole dispositive power or shared dispositive power over any shares. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(8) Based solely on a Schedule 13G/A filed with the SEC on February 8, 2006 by Bank of America Corporation ("Bank of America Corp."), NB Holdings Corporation ("NB"), Bank of America, NA ("Bank of America, NA"), Columbia Management Group, LLC ("Columbia Group") and Columbia Management Advisors, LLC ("Columbia Advisors" and together, "Bank of America"). The filing indicates that, as of December 31, 2005: (i) Bank of America Corp. had sole voting power over no shares, shared voting power over 785,622 shares, sole dispositive power over no shares and shared dispositive power over 1,112,227 shares; (ii) NB had sole voting power over no shares, shared voting power over 785,622 shares, sole dispositive power over no shares and shared dispositive power over 1,112,227 shares; (iii) Bank of America, NA had sole voting power over 252,831 shares, shared voting power over 532,791 shares, sole dispositive power over 282,564 shares and shared dispositive power over 829,663 shares; (iv) Columbia Group had sole voting power over no shares, shared voting power over 532,791 shares, sole dispositive power over no shares and shared dispositive power over 825,874 shares; and (v) Columbia Advisors had sole voting power over 532,791 shares, shared voting power over no shares, sole dispositive power over 825,874 shares and shared dispositive power over 825,874 shares. The address of Bank of America is 1 Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255.

(9) Based solely on a Schedule 13G/A filed with the SEC on January 31, 2006 by Royce & Associates, LLC ("Royce"). The filing indicates that, as of December 31, 2005, Royce had sole voting power over 1,050,333 shares, shared voting power over no shares, sole dispositive power over 1,050,333 shares and shared dispositive power over no shares. The address of Royce is 1414 Avenue of the Americas, New York, New York 10019.

(10) Based solely on a Schedule 13G/A filed with the SEC on February 2, 2006 by Dimensional Fund Advisors Inc. ("Dimensional"). The filing indicates that, as of December 31, 2005, Dimensional had sole voting power over 969,579 shares, shared voting power over no shares, sole dispositive power over 969,579 shares and shared dispositive power over no shares.

(11) Includes: (i) 9,000 shares subject to options exercisable within 60 days of the Record Date, (ii) 1,302 shares held for his account in the Company's 401(k) Plan, and (iii) 400 shares held in trust for the benefit of Mr. Barton's children.

(12) Includes: (i) 6,000 shares subject to options exercisable within 60 days of the Record Date.

(13) Includes: (i) 1,200 shares subject to options exercisable within 60 days of the Record Date.

(14) Includes: (i) 16,200 shares subject to options exercisable within 60 days of the Record Date and (ii) 40,875 shares held for the accounts of the Company's executive officers in the Company's 401(k) Plan.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers and to furnish the Company copies.

         Based on its review of the copies of such forms received by it, or written representation from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the last fiscal year.

                             Stock Performance Graph

         Set forth below is a line graph comparing, for the period from December 30, 2000 to December 31, 2005, the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return on the Automotive Parts & Accessories Peer Group of the Hemscott Group Index and the NASDAQ Market Index. The Automotive Parts & Accessories Peer Group is comprised of 52 public companies and the information was furnished by Hemscott plc (formerly CenterPoint Data, Inc.). The graph assumes $100 invested on December 30, 2000 in the Company's Common Stock and each of the indices, and that the dividends were reinvested when and as paid. In calculating the cumulative total shareholder return of the peer group index, the shareholder returns of the companies included are weighted according to the stock market capitalization of such companies.


                                                                Fiscal Year Ending
                        ----------------------------------------------------------------------------------
                        December 30,  December 29,  December 28,  December 27,  December 25,  December 31,
                            2000          2001          2002          2003          2004         2005
                        -----------   -----------   -----------   -----------   -----------   ------------

R&B, Inc.                  $ 100         $ 420         $ 609         $ 910       $ 1,489       $ 1,145
Automotive Parts &
Accessories Peer Group     $ 100         $ 126         $ 113         $ 166       $   171       $   152
The NASDAQ Market Index
                           $ 100         $  80         $  56         $  84       $    91       $    93

                              Shareholder Proposals

         Proposals by shareholders to be presented at the Company's meeting to be held in 2007 must be received by the Company no later than December 19, 2006 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2007 annual meeting of shareholders is not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date for the meeting is given to the shareholders, the letter must be received not later than the close of business on the tenth day following the day on which such notice or public disclosure was made. Any such notice must comply with the Company's bylaws, a copy of which may be obtained on the Company's website located at www.rbinc.com. As to all such matters which the Company does not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in the Company's proxy statement related to the 2007 annual meeting of shareholders to vote on such proposal.

                                  Annual Report

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2005 is being furnished concurrently with this Proxy Statement to all persons who were Shareholders on the Record Date. The Annual Report should not be regarded as proxy soliciting material.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 can also be obtained without charge by writing to R&B, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. The Company also makes available, free of charge, on its website located at www.rbinc.com, its Annual Report on Form 10-K, including all amendments thereto, if any.

                             Solicitation of Proxies

         All expenses incurred in connection with the solicitation of the enclosed proxy card will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or facsimile. The Company has requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; the Company will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

         Although it is not anticipated, the Company reserves the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. The Company estimates that it would be required to pay such firm fees ranging from $5,000 to $10,000 plus out-of-pocket expenses.

                  Independent Registered Public Accounting Firm

         The accounting firm of KPMG LLP acted as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005 and has been selected by the Audit Committee of the Board of Directors to serve as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2006. A representative of KPMG LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

         Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 31, 2005 and December 25, 2004 were:


                                                     Fiscal Year Ended
Services Rendered (1)                     December 31, 2005   December 25, 2004
--------------------                      -----------------   -----------------
Audit Fees..............................       $ 444,967           $ 489,669
Audit Related Fees......................               -                   -
Tax Fees................................          98,200              98,345
All Other Fees..........................           1,500              15,000
Total...................................       $ 544,667           $ 603,014

---------------------------------------
         (1) The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

         Audit Fees. Audit fees for the fiscal year ended December 31, 2005 and the fiscal year ended December 25, 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company, and for the attestation of the Company's internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

         Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." There were no audit related fees for the years ended December 31, 2005 or December 25, 2004.

         Tax Fees. Tax fees for the fiscal year ended December 31, 2005 and the fiscal year ended December 25, 2004 were for services relating to tax preparation services and tax advice and planning other than those directly related to the audit of the income tax accrual.

         All Other Fees. All other fees for the fiscal year ended December 31, 2005 were for the annual subscription for accounting software used by the Company. All other fees for the fiscal year ended December 25, 2004 were for the annual subscription for accounting software used by the Company and the audit of the Company's 401(k) Retirement Plan.

         The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

         The Audit Committee Charter provides that one of the Audit Committee's responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to the Company during the fiscal years ended December 31, 2005 and December 25, 2004.

                             Other Matters

         As of the date of this Proxy Statement, no other matter is known which will be brought before the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, 10 calendar days after notice of the meeting is mailed, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act, as amended; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.


                       By Order of the Board of Directors

                       /Thomas J. Knoblauch/

                       Thomas J. Knoblauch
                       Vice President, General Counsel and
                       Assistant Secretary

Colmar, Pennsylvania
April 20, 2006

                                                                    Appendix A

                              DORMAN PRODUCTS, INC.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION


                                    ARTICLE I

         The name of the corporation is Dorman Products, Inc.

                                   ARTICLE II

         The location and post office address of the corporation's current registered office in this Commonwealth is 3400 East Walnut Street, Colmar, Pennsylvania 18915.

                                   ARTICLE III

         The purposes for which the corporation is organized are:

         To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which:

(1) not less than Twenty Five Million (25,000,000) shares, subject to increase by resolution of the Board of Directors, shall be Common Stock, par value $.01 per share; and

                  (2) with respect to that portion of the balance of such Seventy Five Million (75,000,000) shares which are not designated by resolution of the Board of Directors to be Common Stock, the Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, in such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of, and a number of authorized shares (within the total number of shares of all classes and series authorized by these Articles) of, any class or any series of any class that may be desired.

                                    ARTICLE V

         The term for which the corporation is to exist is perpetual.

                                   ARTICLE VI

(1) No director of the corporation, as such, shall be personally liable for monetary damages for any action taken, or any failure to take any action, unless:
                  (a) The director has breached or failed to perform the duties of his or her office under Section 1721 of the Pennsylvania Business Corporation Law of 1988 (the "1988 BCL") or any successor provision thereto; and

                  (b) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or Federal law.

         (2) Pursuant to Section 2541(a)(3) of the 1988 BCL, the provisions of Subchapter E of Chapter 25 of the 1988 BCL, and any successor provisions thereto, shall not be applicable to the corporation.

         (3) Pursuant to Section 2551(b)(3)(ii) of the 1988 BCL, the provisions of Subchapter F of Chapter 25 of the 1988 BCL, and any successor provisions thereto, shall not be applicable to the corporation.

         (4) Pursuant to Section 2561(b)(2)(ii) of the 1988 BCL, the provisions of Subchapters G, I and J of Chapter 25 of the 1988 BCL, and any successor provisions thereto, shall not be applicable to the corporation.

         (5) Pursuant to Section 2571(b)(2)(ii) of the 1988 BCL, the provisions of Subchapter H of Chapter 25 of the 1988 BCL, and any successor provisions thereto, shall not be applicable to the corporation.

                                   ARTICLE VII

         Henceforth, these Amended and Restated Articles of Incorporation supersedes the original Articles of Incorporation and all amendments thereto.

                                    R&B, INC.
                             3400 EAST WALNUT STREET
                           COLMAR, PENNSYLVANIA 18915

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Richard N. Berman and Steven L. Berman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of R&B, Inc. (the "Company") held of record on March 31, 2006 by the undersigned, at the Annual Meeting of Shareholders to be held on May 24, 2006 or any adjournment thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of all of the director nominees listed below in Proposal 1 and FOR the approval of Proposal 2. Discretionary authority is conferred by this proxy as to certain matters as described in the Company's Proxy Statement. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

1. Election of six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been selected and qualified.

      Richard N. Berman     Steven L. Berman     George L. Bernstein
      John F. Creamer, Jr.   Paul R. Lederer         Edgar W. Levin

        [ ] FOR all of the nominees listed above (except as marked to the contrary below)

        [ ] WITHHOLD AUTHORITY to vote for all nominees

(Instruction: To withhold authority to vote for any individual nominees, write those nominees' names in the space provided below.)
-------------------------------------------------------------------------------

2. To approve an amendment and restatement of the Company's Amended and Restated Articles of Incorporation to change its name to Dorman Products, Inc. as more fully described in the Proxy Statement accompanying this Proxy.

         FOR                    AGAINST                    ABSTAIN
         [ ]                      [ ]                        [ ]

3. Any other business as may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company's fiscal 2005 Annual Report to Shareholders, Notice of the Company's Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Date:  ____________________________,2006

Signature: _____________________________

Signature if held jointly: __________________________

                            This Proxy Must be Signed
                         Exactly as Name Appears Hereon

     Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If shares are registered in more than one name, all owners should sign.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                  26